UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Collaboration Agreement

On July 30, 2021 (the “Effective Date”), Marinus Pharmaceuticals, Inc. (the “Company”) entered into a collaboration agreement (the “Collaboration Agreement”) with Orion Corporation (“Orion”).

Exclusive License and Retained Rights. The Company granted Orion an exclusive, royalty-bearing, sublicensable license to certain of the Company’s intellectual property rights with respect to commercializing biopharmaceutical products incorporating the Company’s product candidate ganaxolone (“Licensed Products”) in the European Economic Area, the United Kingdom and Switzerland (collectively, the “Territory”) for the diagnosis, prevention and treatment of certain human diseases, disorders or conditions (the “Field”), initially in the indications of CDKL5 deficiency disorder (“CDD”), tuberous sclerosis complex and refractory status epilepticus. The collaboration can be expanded to include additional indications and formulations of ganaxolone pursuant to a right of first refusal described below.

Financial Terms. In connection with the execution of the Collaboration Agreement, Orion agreed to pay the Company an upfront cash payment of €25.0 million (the “Upfront Fee”). In connection therewith, Marinus has agreed to provide Orion with the results of a planned genotoxicity study on the M2 metabolite, a combined micronucleus & comet study in vivo.  In the event that that the results of such study are positive, based on the criteria set forth in the study’s protocol, Orion will have the right to terminate the Collaboration Agreement within ninety (90) days after its receipt of the final report of such study, in which case the Company must refund Orion seventy-five percent (75%) of the Upfront Fee. In the event of such termination and refund, Orion shall have no further rights to the Licensed Products and the Collaboration Agreement shall terminate and be of no further force or effect.

The Company has previously conducted a genotoxicity study on ganaxolone, and those results were negative. In 2019, the Company identified a metabolite of ganaxolone, M2, and noted that this metabolite was present at quantities in human plasma to require additional preclinical safety analysis, as per U.S. Food and Drug Administration (“FDA”) and European Medicines Agency (“EMA”) guidelines. The Company discussed these findings with the FDA. In connection with the New Drug Application for ganaxolone in CDD, the FDA agreed that if any additional studies are required to evaluate the metabolite, they can be conducted post approval. The Company expects to complete the combined micronucleus & comet in vivo study in the first quarter of 2022. The Company also plans to share this data when available with the EMA as part of the regulatory process.

In addition to the Upfront Fee, Orion has agreed to make cash payments to the Company upon the Company’s achievement of certain development, commercial and sales-based milestones, up to an aggregate amount of €90.0 million. Of the milestones, €30.0 million relate to development and commercial launch criteria with separate milestones related to each of the three initial indications included in the scope of the agreement. The other €60.0 million of commercial milestones are connected to annual net sales thresholds specific to each of the oral and intravenous formulations of ganaxolone.

Orion has further agreed to pay the Company tiered royalty payments based on annual net sales of Licensed Products ranging from the low double digits to the high teens for the oral formulation of Licensed Products and from the low double-digits to the low 20s for the intravenous formulation of Licensed Products. Orion’s obligations to pay royalties to the Company with respect to sales of a Licensed Product in a particular country will commence on the date of first commercial sale in such country and expire upon the latest of (i) ten years following the first commercial sale of such Licensed Product in such country, (ii) the expiration of the last-to-expire valid claim of any licensed patent rights that covers such Licensed Product or its manufacture or use in such country and (iii) the expiration of regulatory exclusivity for such Licensed Product in such country (the “Royalty Term”). In the event that the Company fails to pay certain possible future payments to third parties, then Orion may elect to make such payments and deduct them from amounts otherwise owing to the Company by Orion under the Collaboration Agreement. Additionally, royalty payments are subject to reduction in specified circumstances, including if net sales decrease by a certain percentage after the introduction of a generic product.

Governance. The parties agreed to establish a joint steering committee under the Collaboration Agreement, comprised of two representatives from the Company and two representatives from Orion, to monitor and coordinate the development and commercialization activities of the parties pursuant to the Collaboration Agreement.

Development Activities; Regulatory Matters; Manufacturing. The Company will be responsible for the continued development of Licensed Products and regulatory interactions related thereto, including conducting and sponsoring all clinical trials, provided that Orion may conduct certain post-approval studies in the Territory. Orion will reimburse the Company for the development costs for certain contemplated clinical trials with respect to Licensed Products, up to an aggregate maximum of €7 million. Marinus Pharmaceuticals Emerald Limited, a wholly owned Irish subsidiary of the Company (“Marinus Ireland”), will be the initial marketing authorization holder for all regulatory approvals of Licensed Products in the Territory, subject to the Company’s right to transfer the marketing authorization as set forth in the Collaboration Agreement. On the Effective Date, the Company, Orion and Marinus Ireland also entered into a manufacturing and supply agreement (the “Supply Agreement”) pursuant to which the Company will manufacture and supply Orion with quantities of Licensed Products.

Right of First Refusal. In the event the Company proposes to conduct a clinical trial which is intended to generate clinical data for a new formulation or for a new indication of ganaxolone in the Field, the Company must provide notice of such contemplated future clinical trial to Orion. In the event Orion elects to commercialize the new formulation of ganaxolone or a prodrug of ganaxolone or new indication of ganaxolone in the Territory in the Field, the parties agreed to negotiate an amendment to the Collaboration Agreement to reflect the terms of such arrangement, including the sharing of development costs and any additional milestone or other payments to add such new formulation or new indication as a Licensed Product under the Collaboration Agreement. If Orion does not exercise its right of first refusal, or the parties are unable to negotiate the terms of such arrangement, then the Company shall have the right to conduct such clinical trial on its own or with a third party and Orion shall not have any rights thereto, subject to limited rights by Orion to re-negotiate with the Company depending on the terms of any third party offers within a specified period of time.

Commercialization. Orion will be responsible, at Orion’s sole cost and expense, for the commercialization of any Licensed Product in the Field in the Territory. Orion shall use commercially reasonable efforts to obtain all pricing and reimbursement approvals for Licensed Products in countries of the Territory and, following such approval, commercialize such Licensed Products in those countries.

Term and Termination. The term of the Collaboration Agreement is structured on a country-by-country basis for a period ending upon expiration of the Royalty Term in each applicable country (with respect to each country, the “Initial Term”). Upon expiration of the Initial Term for a country, the Collaboration Agreement shall automatically renew with respect to such country for additional, successive two-year terms, until either the Company or Orion delivers notice of its intent not to renew at least six months prior to the end of either the Initial Term or the then-applicable renewal term for such country. Subject to the terms of the Collaboration Agreement, (i) either party may terminate the Collaboration Agreement for the other party’s material breach or insolvency, or as a result of a force majeure event and (ii) the Company may terminate the Collaboration Agreement in the event Orion (A) challenges or contests the validity, enforceability or scope of any of the licensed patent rights set forth in the Collaboration Agreement, (B) fails to achieve certain forecasted net sales targets over a period of time, or (C) introduces a competing product after expiration of the specified exclusivity period during the term of the collaboration. In addition, if the parties are unable to agree to mutually acceptable solutions with respect to certain intellectual property infringement matters, then Orion has certain termination rights set forth in the Collaboration Agreement. In the event of a termination, the license and all other rights granted by the Company to Orion shall terminate, subject to limited exceptions, including a low single-digit trademark royalty payable by the Company to Orion for a period of three years upon non-renewal of the Initial Term by the Company in a particular country.

The Collaboration Agreement includes certain other customary terms and conditions, including mutual representations and warranties, covenants, and indemnification, intellectual property and confidentiality provisions.

Supply Agreement

Pursuant to the Supply Agreement, the Company will supply and sell Licensed Product to Orion at a specific per unit supply price and in quantities based on certain rolling forecasts submitted by Orion. Orion has agreed to purchase all of its requirements of Licensed Products from the Company for a period of time which expires upon the expiration or termination of the Collaboration Agreement. The Supply Agreement may also be terminated by either party in connection with an uncured material breach by the other party, or in the event the other party becomes insolvent or subject to bankruptcy proceedings. The Supply Agreement contains delivery, acceptance, payment, termination, forecasting, and other terms consistent with the Collaboration Agreement, as well as certain quality assurance, indemnification, liability and other standard industry terms.

The foregoing description of the Collaboration Agreement and the Supply Agreement is not complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement and Supply Agreement, respectively. A copy of each of the Collaboration Agreement and Supply Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

On August 3, 2021, the Company issued a press release announcing the entry into the Collaboration Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this report include, among others, statements regarding the Company’s expectation to complete the combined micronucleus & comet in vivo study in the first quarter of 2022, the Company’s plans to share such data when available with the EMA as part of the regulatory process, and the Company’s expectations regarding the Orion collaboration, including the expected benefits of such collaboration and receipt of an upfront fee and potential R&D reimbursement and milestone and royalty payments thereunder.

Forward-looking statements in this report involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties and delays relating to the design, enrollment, completion, and results of studies and clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company’s ability to obtain and maintain regulatory approval for its product candidates; the Company’s ability to obtain, maintain, protect and defend intellectual property for its product candidates; the potential negative impact of third party patents on the Company’s or its collaborators’ ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of the Company’s product candidate; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its clinical development programs; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates; the potential for Orion to breach the Collaboration Agreement or Supply Agreement or terminate such agreements in accordance with their respective terms; the potential for Orion to recoup a percentage of the upfront fee depending on the additional pre-clinical testing expected to be completed in Q1 2022; the effect of the COVID-19 pandemic on the Company’s business, the medical community and the global economy; and the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of the Company’s product candidates. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. and available at www.sec.gov. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Marinus Pharmaceuticals, Inc., dated August 3, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: August 3, 2021	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer